UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2025

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Protagenic Therapeutics, Inc. Common Stock	PTIX	Nasdaq
Protagenic Therapeutics, Inc. Common Stock Warrants	PTIXW	Nasdaq

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 24, 2024, Protagenic Therapeutics, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until January 21, 2025, to regain compliance.

On January 22, 2025, Nasdaq provided a notice to the Company that the Company had not regained compliance with Rule 5550(a)(2) and is not eligible for a second 180 calendar day compliance period as the Company does not comply with the requirements for initial listing on The Nasdaq Capital Market. This notification is part of the ongoing discussions with the Nasdaq Hearings Panel (the “Panel”) regarding the Company’s listing status, and the Company will include this matter in its presentation to the Panel on January 30, 2025.

Importantly, the notification letter has no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market, and the Company remains focused on meeting all listing requirements in the normal course of business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: January 29, 2025	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

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